UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

October 29, 2014

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

As previously announced, on October 22, 2014, the Board of Directors of Cash America International, Inc. (the “Company”) approved the separation of its wholly owned subsidiary that comprises its e-commerce segment, Enova International, Inc. (“Enova”), through a distribution of 80 percent of the outstanding shares of Enova to holders of the Company’s common stock (the “Spin-off”). The Spin-off has been structured to qualify as a tax-free distribution to U.S. holders of Cash America common stock for U.S. federal income tax purposes. Enova previously filed with the United States Securities and Exchange Commission a registration statement on Form 10, initially filed on July 31, 2014 (as amended, the “Registration Statement”), relating to the Spin-off. On October 24, 2014, the Registration Statement became effective. The Registration Statement includes a preliminary information statement that describes the Spin-off and provides information regarding Enova’s business and management.

The Company first mailed or provided access to the final information statement, dated October 29, 2014 (the “Information Statement”), to its shareholders on or about October 29, 2014. The Information Statement is furnished as Exhibit 99.1 and is incorporated herein by reference, and the form of Important Notice Regarding the Availability of Materials that was mailed to certain shareholders is furnished as Exhibit 99.2 and is incorporated herein by reference.

As further described in the Information Statement, the Company expects to distribute 0.915 shares of Enova common stock for every one share of the Company’s common stock held as of the close of business on November 3, 2014, which is the record date for the Spin-off. Subject to the satisfaction or waiver of the conditions set forth in the Information Statement for the Spin-off, the distribution is expected to occur at 12:01 a.m., Eastern Time, on November 13, 2014. Enova common stock is expected to begin trading “regular way” on the New York Stock Exchange under the ticker symbol “ENVA” on November 13, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Information Statement of Enova International, Inc., dated October 29, 2014

99.2	Form of Important Notice Regarding the Availability of Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: October 30, 2014	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information Statement of Enova International, Inc., dated October 29, 2014

99.2	Form of Important Notice Regarding the Availability of Materials